Exhibit 4.2

KENNEDY-WILSON, INC.,

as Issuer
KW REAL ESTATE VENTURE XIII, LLC
and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee
______________________________________________
SUPPLEMENTAL INDENTURE NO. 3
Dated as of May 28, 2013

to

INDENTURE

Dated as of November 28, 2012
_____________________________
7.75% SENIOR NOTES DUE 2042

SUPPLEMENTAL INDENTURE NO. 3 (the “Supplemental Indenture”), dated as of May 28, 2013, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), the Subsidiary Guarantor party hereto (the “New Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of November 28, 2012 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture,” and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series; and
WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of November 28, 2012 (the “First Supplemental Indenture”), relating to the Issuer’s 7.75% Senior Notes due 2042 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture); and
WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause the New Guarantor to provide a Guaranty and become a Subsidiary Guarantor;
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    The New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI of the First Supplemental Indenture.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force an effect as if such paragraph were reproduced herein.
Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTY OF THE NEW GUARANTOR, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
KENNEDY-WILSON, INC.

By:	/s/ Kent Mouton Name: Kent Mouton

Title:	General Counsel

KW REAL ESTATE VENTURE XIII, LLC

By:	/s/ Kent Mouton Name: Kent Mouton
Title: Vice President

(Signature page to Supplemental Indenture No. 3)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger Name: Jane Schweiger
Title: Vice President

(Signature page to Supplemental Indenture No. 3)